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                                                                      Exhibit 99

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1996 CONTAINS CERTAIN SAFE HARBORS REGARDING FORWARD-LOOKING STATEMENTS. FROM TIME TO TIME, INFORMATION PROVIDED BY THE COMPANY OR STATEMENTS MADE BY ITS DIRECTORS, OFFICERS OR EMPLOYEES MAY CONTAIN "FORWARD-LOOKING" INFORMATION SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES. ANY STATEMENTS MADE HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT ARE FORWARD-LOOKING STATEMENTS INCLUDING, BUT NOT LIMITED TO, STATEMENTS CONCERNING THE CHARACTERISTICS AND GROWTH OF THE COMPANY'S MARKETS AND CUSTOMERS, THE COMPANY'S OBJECTIVES AND PLANS FOR FUTURE OPERATIONS AND PRODUCTS AND THE COMPANY'S EXPECTED LIQUIDITY AND CAPITAL RESOURCES. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON A NUMBER OF ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, AND, ACCORDINGLY, ACTUAL RESULTS COULD DIFFER MATERIALLY. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED
TO: THE CONTINUED AND FUTURE ACCEPTANCE OF THE COMPANY'S PRODUCTS; THE RATE OF GROWTH IN THE INDUSTRIES OF THE COMPANY'S PRODUCTS; THE PRESENCE OF COMPETITORS WITH GREATER TECHNICAL, MARKETING AND FINANCIAL RESOURCES; THE COMPANY'S ABILITY TO PROMPTLY AND EFFECTIVELY RESPOND TO TECHNOLOGICAL CHANGE TO MEET EVOLVING CUSTOMER NEEDS; RISKS ASSOCIATED WITH SALES IN FOREIGN COUNTRIES; AND THE COMPANY'S ABILITY TO SUCCESSFULLY EXPAND ITS OPERATIONS.


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